Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

BIOCRYST PHARMACEUTICALS, INC.

Effective January 16, 2024

TABLE OF CONTENTS

Page

ARTICLE 1 – Stockholders	1
1.1 Place of Meetings	1
1.2 Annual Meeting	1
1.3 Special Meetings	1
1.4 Notice of Meetings	1
1.5 Voting List	2
1.6 Quorum	2
1.7 Adjournments	2
1.8 Voting and Proxies	3
1.9 Action at Meeting	3
1.10 Nominations and Other Stockholder Business.	3
ARTICLE 2 – Directors	9
2.1 General Powers	9
2.2 Number; Election and Qualification	9
2.3 Enlargement of the Board	9
2.4 Tenure	9
2.5 Vacancies	10
2.6 Resignation	10
2.7 Regular Meetings	10
2.8 Special Meetings	10
2.9 Notice of Special Meetings	10
2.10 Meetings by Telephone Conference Calls	10
2.11 Quorum	10
2.12 Action at Meeting	11
2.13 Action by Consent	11
2.14 Removal	11
2.15 Committees	11
2.16 Chairman of the Board and Vice-Chairman of the Board	11
2.17 Compensation of Directors	12
ARTICLE 3 – Officers	12
3.1 Enumeration	12
3.2 Election	12
3.3 Qualification	12
3.4 Tenure	12
3.5 Resignation and Removal	12
3.6 Vacancies	12
3.7 Reserved	13
3.8 President, Chief Executive Officer	13
3.9 Vice Presidents	13
3.10 Secretary and Assistant Secretaries	13
3.11 Treasurer and Assistant Treasurers	13
3.12 Salaries	14
ARTICLE 4 – Capital Stock	14
4.1 Issuance of Stock	14

4.2 Certificates of Stock	14
4.3 Transfers	14
4.4 Lost, Stolen or Destroyed Certificates	15
4.5 Record Date	15
ARTICLE 5 – Indemnification	15
5.1 Indemnification of Directors and Officers	15
5.2 Advancement of Expenses to Directors and Officers	16
5.3 Procedure for Obtaining Indemnification and Advances	16
5.4 Right to Bring Suit	17
5.5 Non-exclusivity of Rights; Effect of Amendments	17
5.6 Nature of Rights; Survivability	18
5.7 Indemnification of Others	18
5.8 Authority to Enter Into Indemnification Agreements	18
5.9 Insurance	18
5.10 Severability	18
ARTICLE 6 – General Provisions	18
6.1 Fiscal Year	18
6.2 Corporate Seal	18
6.3 Waiver of Notice	19
6.4 Voting of Securities	19
6.5 Evidence of Authority	19
6.6 Certificate of Incorporation	19
6.7 Transactions with Interested Parties	19
6.8 Severability	20
6.9 Pronouns	20
ARTICLE 7 – Amendments	20
7.1 By the Board of Directors	20
7.2 By the Stockholders	20
ARTICLE 8 – Forum for Adjudication of Certain Disputes	20
8.1 Forum for Adjudication of Certain Disputes	20

AMENDED AND RESTATED

BY-LAWS

OF

BIOCRYST PHARMACEUTICALS, INC.

Effective January 16, 2024

ARTICLE 1 – Stockholders

1.1              Place of Meetings. All meetings of stockholders shall be held at such place, if any, within or without the State of Delaware as may be designated from time to time by the Board of Directors or the President or, if not so designated, at the registered office of the corporation.

1.2              Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the Board of Directors or the President (which date shall not be a legal holiday in the place where the meeting is to be held) at the time and place, if any, to be fixed by the Board of Directors or the President and stated in the notice of the meeting. If no annual meeting is held in accordance with the foregoing provisions, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these By- Laws to the annual meeting of the stockholders shall be deemed to refer to such special meeting. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors or the President.

1.3              Special Meetings. Special meetings of stockholders of the corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting (or any supplement thereto). The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors.

1.4              Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.The notices of all meetings shall state the place, if any, date and hour of the meeting of stockholders, the record date for the determination of the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting), and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

1.5              Voting List. The officer who has charge of the stock ledger of the corporation shall prepare, no later than the 10th day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for 10 days ending on the day before the meeting date. Except as otherwise required by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.5 or to vote in person or by proxy at any meeting of stockholders.

1.6              Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If a quorum is not present or represented at any meeting of stockholders, then the chairman of the meeting, or holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn or recess the meeting from time to time in accordance with Section 1.7, until a quorum is present or represented. Subject to applicable law, if a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment or recess, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment or recess may be transacted.

1.7              Adjournments. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws by the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, or by any officer entitled to preside at or to act as Secretary of such meeting. When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are: (a) announced at the meeting at which the adjournment is taken; (b) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication; or (c) set forth in the notice of meeting given in accordance with Section 1.4; provided, however, that if the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 4.5. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

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1.8              Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize another person or persons to vote or act for him by written proxy executed by the stockholder or his authorized agent and delivered to the Secretary of the corporation. No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

1.9              Action at Meeting. When a quorum is present at any meeting, the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter) shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of law, the Certificate of Incorporation or these By-Laws. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election.

1.10            Nominations and Other Stockholder Business.

(a)	Annual Meeting.

  (i)                Nominations of persons for election to the Board of Directors of the corporation and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or (C) by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 1.10(a) is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.10(a). For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder to make nominations or propose other business at an annual meeting of stockholders (other than a proposal included in the corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

  (ii)               For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of the foregoing paragraph, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and such business must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement (as defined below) of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice given in accordance with this Section 1.10 must contain the names of only the nominees for whom such stockholder (or beneficial owner, if any) intends to solicit proxies, and a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 1.10(a); provided that, in the event a stockholder’s notice includes one or more substitute nominees, such stockholder must provide timely notice of such substitute nominee(s) in accordance with the provisions of this Section 1.10 (including, without limitation, satisfaction of all applicable informational requirements set forth therein). For the avoidance of doubt, the number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. Such stockholder’s notice shall set forth:

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      (A)             as to each person whom the stockholder proposes to nominate for election or re-election as a director: (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (2) a written representation and agreement, which shall be signed by such person and pursuant to which such person shall represent and agree that such person: (a) consents to serving as a director if elected and to being named as a nominee in any proxy statement and form of proxy relating to the meeting at which directors are to be elected, and currently intends to serve as a director for the full term for which such person is standing for election; (b) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity: (i) as to how the person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the corporation; or (ii) that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (c) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the corporation; and (d) if elected as a director, will comply with all of the corporation’s corporate governance policies and guidelines related to conflict of interest, confidentiality, stock ownership and trading policies and guidelines, and any other policies and guidelines applicable to directors (which will be promptly provided following a request therefor), and (3) all fully completed and signed questionnaires prepared by the corporation, including those questionnaires required of the corporation’s directors and any other questionnaire the corporation determines is necessary or advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation or these By-Laws, any law, rule, regulation or listing standard that may be applicable to the corporation, and the corporation’s corporate governance policies and guidelines (which questionnaires will be provided within 5 business days following a request therefor);

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      (B)              as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed;

      (C)              as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination or other business is being proposed: (1) the name and address of such stockholder, as they appear on the corporation’s books, and the name and address of such beneficial owner, (2) the class and number of shares of capital stock of the corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and the stockholder’s agreement to notify the corporation in writing within 5 business days after the record date for such meeting of the class and number of shares of capital stock of the corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting, and (3) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such nomination or other business;

      (D)             as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the other business is proposed, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each individual who is a director, executive officer, general partner or managing member of such entity or of any other entity that has or shares control of such entity (any such individual or entity, a “related person”): (1) the class and number of shares of capital stock of the corporation which are beneficially owned by such stockholder, beneficial owner and any related person as of the date of the notice, and the stockholder’s agreement to notify the corporation in writing within 5 business days after the record date for such meeting of the class and number of shares of capital stock of the corporation beneficially owned by such stockholder, beneficial owner or any related person as of the record date for the meeting, (2) a description of (a) any plans or proposals which such stockholder, beneficial owner, if any, or related person may have with respect to securities of the corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D and (b) any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder, beneficial owner, if any, or related person and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (in the case of either clause (a) or (b), regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder, beneficial owner or related person) and the stockholder’s agreement to notify the corporation in writing within 5 business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (3) a description (which description shall include, in addition to all other information, information identifying all parties thereto) of any agreement, arrangement or understanding (including warrant, forward contract, swap, contract of sale, or other derivative or similar agreement or short positions, profit interests, options, hedging or pledging transactions, voting rights, dividend rights, and/or borrowed or loaned shares), whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock of the corporation, that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner, if any, or related person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the corporation’s capital stock, or maintain, increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the corporation, and the stockholder’s agreement to notify the corporation in writing within 5 business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, and (4) any performance-related fees (other than an asset-based fee) that such stockholder, beneficial owner, if any, or related person is directly or indirectly entitled to based on any increase or decrease in the value of shares of the corporation or in any agreement, arrangement or understanding under clause (a)(ii)(D)(3) of this Section 1.10 and the stockholder’s agreement to notify the corporation in writing within 5 business days after the record date for such meeting of any performance-related fees in effect as of the record date for the meeting;

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      (E)              a representation as to whether the stockholder, beneficial owner, if any, related person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such nomination or proposal and, if so, whether such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participant in such solicitation and (1) in the case of a proposal of business other than nominations, whether such person or group intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal, and/or (2) in the case of any solicitation that is subject to Rule 14a-19 of the Exchange Act, confirming that such person or group will engage in such solicitation in accordance with Rule 14a-19 under the Exchange Act (for purposes of this clause (E), the term “holders” shall include, in addition to stockholders of record, any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act); and

      (F)              a representation that promptly after soliciting the holders of the corporation’s stock referred to in the representation required under clause (a)(ii)(E) of this Section 1.10, and in any event no later than the 10th day before such meeting of stockholders, such stockholder or beneficial owner will provide the corporation with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the corporation’s stock.

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The corporation may require any proposed nominee for director to furnish such other information as the corporation may reasonably request, including information relevant to a determination whether the proposed nominee can be considered an independent director. A stockholder providing notice pursuant to this Section 1.10 shall update and supplement the information required to be provided in such notice pursuant to this Section 1.10 from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting. Any such update and supplement shall be delivered in writing to the Secretary of the corporation at the principal executive offices of the corporation not later than five days after the record date for the meeting. The obligation to update and supplement as set forth in this Section 1.10 or any other section of these By-Laws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of these By-Laws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of these By-Laws to amend or update any nomination or other business proposal or to submit any new nomination or other business proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of stockholders. Notwithstanding the foregoing, if any information or communication submitted pursuant to this Section 1.10 is inaccurate or incomplete in any material respect (as determined by the Board of Directors (or any authorized committee thereof)) such information shall be deemed not to have been provided in accordance with this Section 1.10. Notwithstanding anything in Section 1.10(a)(ii) or Section 1.10(b) to the contrary, if the record date for determining the stockholders entitled to vote at any meeting of stockholders is different from the record date for determining the stockholders entitled to notice of the meeting, a stockholder’s notice required by this Section 1.10 shall set forth a representation that the stockholder will notify the corporation in writing within 5 business days after the record date for determining the stockholders entitled to vote at the meeting, or by the opening of business on the date of the meeting (whichever is earlier), of the information required under this Section 1.10(a), and such information when provided to the corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting.

The foregoing notice requirements of this Section 1.10(a)(ii) shall not apply to a stockholder if the stockholder has notified the corporation of his or her intention to present a stockholder proposal at an annual meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such stockholder proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.

(b)               Special Meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (A) by or at the direction of the Board of Directors or (B) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 1.10(b) is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.10. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the notice required by paragraph (a)(ii) of this Section 1.10 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

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(c)               General.

    (i)                Only such persons who are nominated in accordance with the procedures set forth in this Section 1.10 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.10. Notwithstanding any other provision of these By-Laws, a stockholder (and any beneficial owner on whose behalf a nomination is made or other business is proposed, and if such stockholder or beneficial owner is an entity, any related person) shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.10; provided, however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.10. Except as otherwise provided by law, the Chairman of the Board, the chairman of the meeting, or any other person designated by the Board shall have the power and duty to determine whether a nomination or other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.10 (including whether a stockholder or beneficial owner provided all information and complied with all representations required under this Section 1.10 and/or complied with the requirements of Rule 14a-19 under the Exchange Act). If any proposed nomination or other business was not made or proposed in compliance with this Section 1.10, including due to a failure to comply with the requirements of Rule 14a-19 under the Exchange Act, the chairman of the meeting shall declare that such nomination shall be disregarded or that such other business shall not be transacted, notwithstanding that proxies and votes in respect of such matter may have been received by the corporation. In furtherance and not by way of limitation of the foregoing provisions of this Section 1.10, unless otherwise required by law, if the stockholder does not provide the information required under this Section 1.10 to the corporation within 5 business days following the record date for an annual or special meeting or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or other business, such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies and votes in respect of such matter may have been received by the corporation. For purposes of this Section 1.10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the making of such nomination or proposal of such other business at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

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    (ii)              For purposes of this Section 1.10, the “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the corporation on any calendar day, whether or not the day is a business day, and a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

    (iii)           Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board of Directors.

ARTICLE 2 – Directors

2.1              General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law or the Certificate of Incorporation. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law or the Certificate of Incorporation, may exercise the powers of the full Board until the vacancy is filled.

2.2              Number; Election and Qualification. Except as otherwise specified by law or the Certificate of Incorporation: (a) the number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors, but in no event shall be less than six nor more than twelve persons; and (b) the number of directors may be decreased at any time and from time to time within the minimum and maximum limitations by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the corporation.

2.3              Enlargement of the Board. Except as otherwise specified by law or the Certificate of Incorporation, the number of directors may be increased at any time and from time to time by a majority of the directors then in office.

2.4              Tenure. Each director shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal.

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2.5              Vacancies. Except as otherwise specified by law or the Certificate of Incorporation: (a) any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, shall be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director; and (b) a director elected to fill a vacancy or to fill a position resulting from an increase in the number of directors shall hold office until the annual meeting of stockholders of the corporation at which the term of the class of directors for which he has been chosen expires and until his successor is elected and qualified, or until his earlier death, resignation or removal.

2.6              Resignation. Any director may resign by delivering his written resignation to the corporation at its principal executive offices or to the President or Secretary. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some other event.

2.7              Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors

2.8              Special Meetings. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, designated in a call by the Chairman of the Board, President, two or more directors, or by one director in the event that there is only a single director in office.

2.9              Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person, by telephone or by electronic transmission at least 48 hours in advance of the meeting, (ii) by delivering written notice by hand to his last known business or home address at least 48 hours in advance of the meeting, or (iii) by mailing written notice to his last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

2.10            Meetings by Telephone Conference Calls. Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.11            Quorum. A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

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2.12            Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these By-Laws.

2.13            Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing, by electronic transmission or by other form of communication then authorized by Delaware law, and the written consents, electronic transmission or electronic transmissions or such other authorized forms of communication, are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

2.14            Removal. Except as otherwise provided by the General Corporation Law of Delaware or the Certificate of Incorporation, any one or more or all of the directors may be removed, but only for cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except that the directors elected by the holders of a particular class or series of stock may be removed without cause only by vote of the holders of a majority of the outstanding shares of such class or series.

2.15            Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or committee charter approved by the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board of Directors.

2.16            Chairman of the Board and Vice-Chairman of the Board. The Chairman of the Board shall preside at meetings of the Board of Directors and shall perform such other duties and possess such powers as are assigned to him by the Board of Directors. If the Board of Directors appoints a Vice-Chairman of the Board, he shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board, except as otherwise provided by the Board, and shall perform such other duties and possess such other powers as may from time to time be vested in him by the Board of Directors.

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2.17            Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine.

ARTICLE 3 – Officers

3.1              Enumeration. The officers of the corporation shall consist of a Chief Executive Officer, a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate. In addition, the Board of Directors at any time and from time to time may authorize any officer of the corporation to appoint one or more officers of the kind described in this article.

3.2              Election. The Chief Executive Officer, President, Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

3.3              Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.

3.4              Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.

3.5              Resignation and Removal. Any officer may resign by delivering his written resignation to the corporation at its principal executive offices or to the President or Secretary. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some other event.

Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of directors then in office.

Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the corporation.

3.6              Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

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3.7              Reserved.

3.8              President, Chief Executive Officer. The President shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the corporation. Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the stockholders. Unless the Board of Directors has designated another officer as Chief Executive Officer, the President shall be the Chief Executive Officer of the corporation. The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

3.9              Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

3.10            Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary, (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

3.11            Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these By-Laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation.

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The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer, (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

3.12            Salaries. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

ARTICLE 4 – Capital Stock

4.1              Issuance of Stock. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any unissued balance of the authorized capital stock of the corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

4.2              Certificates of Stock. Shares of the corporation may be certificated or uncertificated to the extent permitted by Delaware law, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by a person in the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman or Vice- Chairman, if any, of the Board of Directors, or any two authorized officers of the corporation, including, without limitation, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the By-Laws, applicable securities laws or any agreement among any number of stockholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

4.3              Transfers. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the corporation, if such shares are certificated, by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed or upon proper instructions from the holder of uncertificated shares, in each case with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

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4.4              Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate of stock or uncertificated shares in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

4.5              Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Except as otherwise required by law, such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. If no record date is fixed, the record date for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE 5 – Indemnification

5.1              Indemnification of Directors and Officers. The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as director, officer, trustee, employee or agent of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person or on such person’s behalf in connection with such action, suit or proceeding and any appeal therefrom.

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Except as provided in Section 5.4 below with respect to proceedings to enforce rights to indemnification and advancement of expenses, the corporation shall not indemnify a director or officer seeking indemnification in connection with an action, suit or proceeding (or part thereof) initiated by such director or officer unless the initiation thereof was approved by the Board of Directors of the corporation.

5.2              Advancement of Expenses to Directors and Officers. The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, pay the expenses (including attorney’s fees) incurred by a director or officer of the corporation in defending any action, suit or proceeding referred to in Section 5.1 above in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by the director or officer to repay all amounts advanced if it is ultimately determined, after a final adjudication (including all appeals), that the director or officer is not entitled to indemnification under Section 5.1 above or otherwise, which undertaking may be accepted without reference to the financial ability of the director or officer to make such repayment.

5.3              Procedure for Obtaining Indemnification and Advances. To receive indemnification under this Article 5, a director or officer shall submit to the corporation a written request, which shall include documentation or information that is necessary to determine the entitlement of the director or officer to indemnification and that is reasonably available to the director or officer. Upon receipt by the corporation of a written request for indemnification, a determination, if required by the General Corporation Law of Delaware, with respect to the request shall be made (i) by the Board of Directors, by a majority vote of directors who are not parties to the action, suit or proceeding, even though less than a quorum, (ii) by a committee of such disinterested directors, designated by a majority vote of the disinterested directors, (iii) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders, with the shares owned by the director or officer not being entitled to vote thereon. The determination of entitlement to indemnification shall be made, and such indemnification shall be paid in full, within 90 days after a written request for indemnification has been received by the corporation. To receive an advancement of expenses under this Article 5, a director or officer shall submit to the corporation a written request, which shall reasonably evidence the expenses incurred by the director or officer and shall include the undertaking referenced in Section 5.2 above. Expenses shall be paid in full within 30 days after a written request for advancement has been received by the corporation. The burden of establishing that a director or officer is not entitled to indemnification or advancement of expenses under this Article 5 or otherwise shall be on the corporation.

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5.4              Right to Bring Suit. If a claim for indemnification or advancement of expenses is not paid in full by the corporation or on its behalf within the time frames specified in Section 5.3 above, the director or officer may at any time thereafter bring suit against the corporation in a court of competent jurisdiction in the State of Delaware to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the director or officer shall also be entitled to be paid the expense of prosecuting or defending such suit. In any suit brought by a director or officer to enforce a right to indemnification hereunder (but not in a suit brought by the director or officer to enforce a right to advancement of expenses) it shall be a defense that the director or officer has not met any applicable standard of conduct for indemnification set forth in the General Corporation Law of Delaware. In any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses if it should ultimately be determined, after a final adjudication (including all appeals), that the director or officer has not met any applicable standard of conduct for indemnification set forth in the General Corporation Law of Delaware. Neither the failure of the corporation (including its directors who are not party to such suit, a committee of such directors, independent legal counsel, or the corporation’s stockholders) to have made a determination prior to the commencement of such suit that indemnification of the director or officer is proper in the circumstances because the director or officer has met any applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the corporation (including its directors who are not party to such suit, a committee of such directors, independent legal counsel, or the corporation’s stockholders) prior to the commencement of such suit that the director or officer has not met such applicable standard of conduct, shall create a presumption that the director or officer has not met the applicable standard of conduct or is not entitled to indemnification or, in the case of such a suit brought by the director or officer, shall be a defense to such suit. In any suit brought by a director or officer to enforce a right to indemnification or to advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article 5 or otherwise shall be on the corporation.

5.5              Non-exclusivity of Rights; Effect of Amendments. This Article 5 shall create a right of indemnification and advancement for each person referred to in Sections 5.1 and 5.2 above, whether or not the proceeding to which the indemnification or advancement relates arose in whole or in part prior to the adoption of this Article 5. The rights conferred on any person by this Article 5 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, vote of the stockholders or disinterested directors or otherwise. The rights conferred on a director or officer by this Article 5 shall vest at the time the person becomes a director or officer, and any repeal or modification of the provisions of this Article 5 shall not adversely affect any right or protection hereunder of any director or officer in respect of any act or omission occurring prior to the time of such repeal or modification.

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5.6              Nature of Rights; Survivability. The rights conferred in this Article 5 shall be contract rights and such rights shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person’s heirs, executors and administrators.

5.7              Indemnification of Others. The corporation may, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, and to the extent authorized from time to time by the board of the directors, to grant rights to indemnification and advancement of expenses to other employees or agents of the corporation or to other persons serving the corporation (other than directors and officers).

5.8              Authority to Enter Into Indemnification Agreements. The corporation shall have the power to enter into agreements with any director, officer, employee or agent in furtherance of the provisions of this Article 5 to provide for the payment of such amounts as may be appropriate, in the discretion of the board of directors, to effect indemnification and advancement of expenses as provided in this Article 5.

5.9              Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

5.10            Severability. If any provision or provisions of this Article 5 shall be held to be invalid, illegal or unenforceable for any reason whatsoever (i) the validity, legality and enforceability of the remaining provisions of this Article 5 (including without limitation, all portions of any paragraphs of this Article 5 containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Article 5 (including, without limitation, all portions of any paragraph of this Article 5 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE 6 – General Provisions

6.1              Fiscal Year. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January in each year and end on the last day of December in each year.

6.2              Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.

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6.3              Waiver of Notice. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these By-Laws, a waiver of such notice either in writing signed by the person entitled to such notice, or by electronic transmission by the person entitled to such notice or any other form of communication then authorized by Delaware law, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, shall be deemed equivalent to such notice.

6.4              Voting of Securities. Except as the Board of Directors may otherwise designate, the President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

6.5              Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

6.6              Certificate of Incorporation. All references in these By-Laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

6.7              Transactions with Interested Parties. No contract or transaction between the corporation and one or more of the directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

 (1)               The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

 (2)                The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

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 (3)                The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

6.8              Severability. Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.

6.9              Pronouns. All pronouns used in these By-Laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

ARTICLE 7 – Amendments

7.1              By the Board of Directors. These By-Laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

7.2              By the Stockholders. These By-Laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such special meeting.

ARTICLE 8 – Forum for Adjudication of Certain Disputes

8.1              Forum for Adjudication of Certain Disputes. Unless the corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim against the corporation or any director, officer, stockholder, employee or agent of the corporation arising out of or relating to any provision of the General Corporation Law of Delaware or the corporation’s Certificate of Incorporation or these By-Laws, or (iv) any action asserting a claim against the corporation or any director, officer, stockholder, employee or agent of the corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Failure to enforce the foregoing provisions would cause the corporation irreparable harm and the corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 8.1. The existence of any prior Alternative Forum Consent shall not act as a waiver of the corporation’s ongoing consent right as set forth above in this Section 8.1 with respect to any current or future actions or claims.